Exhibit 10.1C
THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Third Amendment”) is entered into as of December 28, 2023, by and between PCB Bank (“Bank”), PCB Bancorp, a California corporation and registered bank holding company (“Company”) and Henry Kim (“Executive”).

WHEREAS, the Bank and Company entered into an Employment Agreement with Executive (the “Agreement”) dated January 1, 2018, as amended by the First Amendment to Employment Agreement dated August 26, 2021 and amended by the Second Amendment dated December 28, 2021; and

WHEREAS, Executive, the Bank and Company have agreed to amend the Agreement to provide Executive certain changed compensation;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and Company and the Executive hereto agree as follows:

1.     Section 6(f) of the Agreement is amended and restated in its entirety to read as follows:

Executive shall be entitled to four weeks of paid time off (“PTO”) per year and accrued PTO balance cannot exceed six weeks anytime during the Term.

[This space intentionally blank.]

[Signature page to Third Amendment to Employment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Third Agreement as of the day and year first above written.

THE EXECUTIVE	PCB BANK

/s/ Henry Kim	By:	/s/ Sang Young Lee
Henry Kim		Sang Young Lee
Chairman of the Board

PCB BANCORP

	By:	/s/ Sang Young Lee
Sang Young Lee
Chairman of the Board